Exhibit 3.27
    AMENDED AND RESTATED BYLAWS

    OF

MISSION CLOUD SERVICES, INC.

Adopted November 27, 2024 (the “Effective Date”)

    ARTICLE I.
    OFFICES

    Section 1. Registered Office. The address of the registered office of Mission Cloud Services, Inc. (the “Corporation”) in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808.

    Section 2. Other Offices. The Corporation may have offices at such places both within and without the State of Delaware as the board of directors (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

    ARTICLE II.
    MEETING OF STOCKHOLDERS

    Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as may be chosen by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

    Section 2. Special Meetings. Special meetings of the stockholders may be called by the President, by the Chief Executive Officer, by the Board of Directors or by the holders of not less than one-third (1/3) of all outstanding stock of the Corporation.

    Section 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of the stockholders.

    Section 4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.
    Section 5. Meeting of All Stockholders. If all of the stockholders shall meet at any time and place, either within or without the State of Delaware, and shall consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and any corporate action may be taken at such meeting.

    Section 6. Adjournments. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

    Section 7. Stockholder List. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

    Section 8. Quorum. A majority of the outstanding shares, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation of the Corporation (as the same may be amended in accordance with the terms thereof, the “Certificate of Incorporation”), but in no event shall a quorum consist of less than one-third (1/3) of the outstanding shares. If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares represented at such meeting shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Amended and Restated Bylaws of the Corporation (the “Amended and Restated Bylaws”).

    Section 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    Section 10. Voting of Shares. Unless otherwise provided in the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote in person or by proxy upon each matter submitted to a vote of the stockholders.

    Section 11. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, or (ii) by all of the stockholders entitled to vote with respect to the subject matter thereof.

    ARTICLE III.
    DIRECTORS

    Section 1. Number and Tenure. The Board of Directors shall consist of not less than one nor more than ten members, the exact number of which shall initially be fixed as of the Effective Date by the stockholder of the Corporation and thereafter shall be fixed from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

Section 2. Vacancies. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held by the stockholders.

Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Amended and Restated Bylaws required to be exercised or done by the stockholders.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, by the President, by the Chief Executive Officer, or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone or email on twenty-four hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 5. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of

Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 6. Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Amended and Restated Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 7. Meetings by Means of Conference Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 7 shall constitute presence in person at such meeting.

    Section 8. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

    Section 9. Removal of Directors. One or more of the directors of the Corporation may be removed, with or without cause, at a meeting of stockholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors except as otherwise provided by law.

    Section 10. Committees. The Board of Directors may create one or more committees of the Board of Directors and appoint directors to serve on the committee or committees. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. Each committee may exercise the authority of the Board of Directors except as otherwise provided by law.

    ARTICLE IV.
    OFFICERS

    Section 1. Number. The officers of the Corporation shall be chosen by the Board of Directors and may consist of a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries and Assistant Treasurers and such other officers as may be designated by the Board of Directors. Any number of offices may be held by the same person.

    Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or if earlier, until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights.

    Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

    Section 4. Resignations. Any officer may resign at any time by giving notice to the Board of Directors or to the President, Chief Executive Officer or Secretary. A resignation of an officer need not be accepted in order to be effective.

    Section 5. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

    Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

    Section 7. Duties of Officers. The duties and powers of the officers shall be as follows:

    President
    The President shall be the principal executive officer of the Corporation and shall be responsible for the administration and operation of the business and affairs of the Corporation. He or she shall preside at all meetings of the stockholders and the Board of Directors. He or she may sign with the Secretary, or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, if any, and any deeds, mortgages, bonds, contracts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Amended and Restated Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed, and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Chief Executive Officer
    The Chief Executive Officer, if any, shall act in a general executive capacity and shall assist the President in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall, in the absence of or because of the inability or refusal to act of the President or if there be none, perform all duties of the President.

    Vice Presidents
    The Vice President, if there shall be one, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence, disability or refusal to act of the President, if there shall be no Chief Executive Officer or if the Chief Executive Officer is unable to perform the duties of the President, perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other such title.

    Secretary
    The Secretary shall: (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees thereof in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Amended and Restated Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post-office address of each stockholder, which shall be furnished to the Secretary by such stockholder; (e) sign with the President or Chief Executive Officer, or a Vice President, certificates for shares of the Corporation, if any, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) generally perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

    Treasurer
    If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have the charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys not otherwise employed in the name of the Corporation in such bank, savings and loan association, trust company or other depositories as shall be selected in accordance with the provisions of Article V of these Amended and Restated Bylaws; and (c) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board of Directors.

    Assistant Secretaries and Assistant Treasurers
    The Assistant Treasurers, if any, shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries, if any, as thereunto authorized by the Board of Directors may sign with the President, the Chief Executive Officer or a Vice President certificates for shares of the Corporation, if any, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them from time to time by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

    Section 8. Appointed Officers. In addition to officers designated by the Board of Directors in accordance with this Article IV, the President may appoint other officers below the level of Board of Directors-appointed Vice President as the President may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the President or the senior officer to whom they report, consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the President at any time, either with or without cause.

    ARTICLE V.
    CONTRACTS, LOANS, CHECKS AND DEPOSITS

    Section 1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

    Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

    Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such bank, savings and loan association, trust company or other depositories as the Board of Directors may select.

ARTICLE VI.
INDEMNIFICATION

    Section 1. Right to Indemnification. The Corporation shall provide indemnification for members of its Board of Directors, members of committees of the Board of Directors and its executive officers, and may provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation, in each case to the maximum extent permitted by the General Corporation Law of the State of Delaware; provided, however, that the Corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Corporation shall not be required to indemnify any person in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors or (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the General Corporation Law of the State of Delaware.

    Section 2. Effective Time. The indemnification and advancement obligations set forth in this Article VI shall not apply to any acts or omissions that occur at or prior to the consummation of the transactions contemplated by that certain Securities Purchase Agreement, dated as of November 27, 2024, by and between CDW Technologies LLC, a Wisconsin limited liability company and Mission Cloud Holdings, LLC, a Delaware limited liability company. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of the Certificate of Incorporation or these Amended and Restated Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of this Article VI with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

    Section 3. Further Action. The Board of Directors may take such action as is necessary to carry out the provisions of this Article VI and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.

ARTICLE VII.
CERTIFICATES FOR SHARES AND THEIR TRANSFER

    Section 1. Certificates For Shares. The issued shares of the Corporation shall be uncertificated shares, unless otherwise determined by the Board of Directors after the Effective Date. If the Board of Directors determines that such shares of the Corporation shall be represented by certificates, such certificates shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President, the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary of the Corporation. All such certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All such certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

    Section 2. Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and, if the Board of Directors has determined that the issued shares of the Corporation shall be represented by certificates, on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards to the Corporation.

    ARTICLE VIII.
    VOTING OF SECURITIES

    The President, Chief Executive Officer and Treasurer shall have full authority, in the name and on behalf of the Corporation, to attend, act and vote at any meeting of security holders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the holder thereof, the Corporation might possess and exercise if personally present, and may exercise such power and authority through the execution of proxies or may delegate such power and authority to any other officer, agent or employee of the Corporation.

    ARTICLE IX.
    FISCAL YEAR

    The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
    ARTICLE X.
    WAIVER OF NOTICE
    Whenever any notice is required to be given under the provisions of these Amended and Restated Bylaws, the Certificate of Incorporation or the General Corporation Law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

    ARTICLE XI.
    AMENDMENTS

    These Amended and Restated Bylaws may be altered, amended or repealed and new amended and restated bylaws may be adopted by vote of a majority of the Board of Directors or by the holders of not less than a majority of all outstanding shares of the Corporation.